Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-221493) and Form S8 (No. 333-216856 and 333-221488) of Checkpoint Therapeutics, Inc. of our report dated March 16, 2018, relating to the financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 16, 2018